UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2014

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other Jurisdiction of Incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Identification No.)

75 State Street, Boston, Massachusetts (Address of Principal Executive Offices)	02109 (Zip Code)

Registrant’s telephone number, including area code:  (617) 346-7200

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Introduction

Santander Holdings USA, Inc. (the “Company”) is a large financial service holding company in the U.S. with $112.5 billion in assets as of June 30, 2014.  Based in Boston, Massachusetts, the Company offers a full range of consumer and commercial banking products and services.  The Company has developed stress testing processes that capture its unique mix of businesses, risks and geographic footprint.

Two events which occurred in the first quarter of 2014 had a material impact on the Company’s reported regulatory capital ratios:

•	Santander Consumer USA Holdings Inc. (“SCUSA”), an industry leader in the automobile finance sector, was fully consolidated on January 28, 2014.

•
On February 21, 2014, the Company issued 10,000,000 shares of its common stock, no par value per share (“Common Stock”), to its parent company, Banco Santander, S.A. (“Banco Santander”), in exchange for cash in the amount of $1.75 billion and the cancellation by Banco Santander of indebtedness between the Company and Banco Santander in the principal amount $750 million.

Dodd-Frank Stress Test Requirements

In October 2012, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) issued a final rule on supervisory and company-run stress test requirements for bank holding companies (“BHCs”) with total consolidated assets of $50 billion or more which requires the Company to conduct mid-cycle company-run stress tests under baseline, adverse and severely adverse economic scenarios.

The rule requires the Company to disclose publicly the results of its stress tests under the internally- developed severely adverse stress scenario.  The Company is further required to employ the following assumptions (the “Dodd Frank Act Stress Testing Capital Actions”) regarding its projected capital actions over the forecast horizon (nine quarters, beginning March 31, 2014 and ending June 30, 2016):

•	Payment of common stock dividends equal to the quarterly average dollar amount of common stock dividends paid in the previous year;

•	Payments on any other instrument eligible for inclusion in the numerator of a regulatory capital ratio equal to the stated dividend, interest or principal due on such instrument; and

•	No redemption or repurchase of any capital instrument eligible for inclusion in the numerator of a regulatory capital ratio.

The Company’s capital actions included in the severely adverse scenario forecast include the following action which was disclosed in a Form 8-K filed on May 30, 2014:

On May 28, 2014, the Company issued 84,000 shares of  Common Stock to Banco Santander in exchange for cash in the amount of $21 million (the “Equity Contribution”).  The issuance did not involve any public offering and was therefore not required to be registered under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof.  Following the issuance, the Company has 530,391,043 shares of Common Stock outstanding, all of which are held directly or indirectly by Banco Santander.

The Equity Contribution was made in connection with the payment by SCUSA of a previously declared dividend to SCUSA’s shareholders on May 30, 2014.  Banco Santander committed to the Federal Reserve Bank of Boston to provide at least $20.9 million of additional capital to SHUSA on or prior to the payment of that dividend by SCUSA.

The severely adverse scenario forecast does not include any additional SCUSA dividends paid to shareholders throughout the remaining mid-cycle planning horizon.

Macroeconomic Scenario and Severity

The Company’s internally developed severely adverse scenario includes macroeconomic and idiosyncratic risk factors which are not necessarily likely conditions in an economic downturn.

The Company developed a severely adverse scenario that is in line with a protracted deflationary recession, including a sharp contraction in gross domestic product (“GDP”) and elevated unemployment rates.  National macroeconomic factors have been modified and tailored to appropriately stress the Company’s geographic footprint, unique risk profile and strategic plans.  These enhancements include additional severity in our footprint home price declines and additional idiosyncratic risk events layered into the scenario that target the Company’s unique risk profile.

The table below highlights some of the key macroeconomic trends used for this hypothetical exercise:

	Severely Adverse Scenario
	Average	Worst Quarter	End Point
Real GDP Growth	-1.6%	-6.3%	1.9%
Unemployment Rate	10.1%	11.3%	11.3%
Consumer Price Index (year-over-year)	0.2%	-0.9%	1.9%
3 mo. Treasury	0.09%	0.06%	0.13%
10 yr. Treasury	3.05%	2.57%	2.88%
S&P 500 Index	1,250	1,175	1,212
Case-Shiller HPI	138.6	125.4	126.7
Light Vehicle Sales (in millions)	12.7	12.0	12.2
Manheim Index	112.1	110.7	112.1
Oil Price (per barrel)	$73.8	$68.7	$79.2

Description of Risks Included

The Company considers and evaluates all material risks facing the Company in its capital adequacy and stress testing processes including, but not limited to, the following:

•
Credit risk is driven by real estate related lending, large corporate exposures, individual consumer lending and automotive finance exposures.  Credit risk is incorporated into our mid-cycle results through credit-sensitive macroeconomic scenario parameters, enhancements to the scenario that account for the Company’s business footprint and specific stress applied to significant counterparties.

•
Operational risk is the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events.  Operational risk is incorporated through elevated adverse experience driven by a severely adverse business environment and through inclusion of a specific idiosyncratic operational risk event.

•
Market risk is the risk to the Company’s financial condition from changes in interest rates or changes in the market value of assets and traded financial instruments, both on-balance sheet and off-balance sheet.  Market risk is incorporated into our mid-cycle results through the macroeconomic scenario primarily through the shape and path of the severely adverse scenario yield curve.

•
Liquidity risk is the risk arising from an inability to meet obligations as they come due in the normal course of business without undue hardship or incurring unacceptable loss.  Liquidity is incorporated into our mid-cycle results through the macroeconomic scenario and through inclusion of a specific idiosyncratic liquidity event.

•	Legal and compliance risk is driven by the retail banking and automotive finance business sectors.

Description of Methodologies Employed

The Company employs various methodologies in its stress tests for balance sheet, income statement, and capital projections.  In general, the Company utilizes multiple modeling techniques in developing its stress test estimates, including regression-based modeling, transition analytics, business analytics, and other objective, quantitative forecasting methodologies.  The Company incorporates expert judgment to apply management overlays in the analysis of the stress test estimates.

PPNR:  PPNR forecasting methodology consists of multiple models used in conjunction to forecast individual line items for the balance sheet and income statements.  Balance sheet and non-interest income and expense are forecasted by ordinary least squares regression on macroeconomic factors.  Net interest income is primarily forecast based on interest rates projected and applied to the modeled loan and deposit balances within the asset/liability management tool.  These results are subject to management review and adjustment.

Credit Loss Estimation: For the purposes of capital planning and loss forecasting, the Company has developed loss forecasting models driven by macroeconomic variables across its commercial, retail and automotive portfolios.  Credit loss estimations and PPNR estimations use balances that are internally consistent.  These results are subject to management review and adjustment.

Operational Loss Estimation: The Company used a loss distribution methodology with an idiosyncratic risk event overlay for the estimation of operational risk.  These results are subject to management review and adjustment.

Provision for Loan and Lease Losses: The credit loss stress tests models create estimations for expected reserve levels (both ALLL and contingent) and related provision expenses that the Company will incur under each of the macroeconomic scenarios.  The Company’s reserve level is determined on an expectation of the future net charge offs and built up to absorb those credit losses.  Provision expense is taken at each forecast period to adjust the reserve levels up or down to the necessary levels.

Capital and Risk Weighted Assets:  The methodologies described above translate identified risks into potential revenue and loss projections over the nine-quarter planning horizon.  These projections are  aggregated into net income / loss estimates over the planning horizon.  These estimates then feed the Company’s regulatory capital estimation process.  These regulatory capital calculations are based on existing regulatory guidance as well as proposed guidance when applicable.  Risk-weighted asset calculations are based on Basel 1 generalized and Basel III standardized prescriptions where applicable.

Results – Company Run Severely Adverse Stress Test – Holding Company

The results presented below contain forward-looking projections that represent estimates based on the Company’s internal severely adverse scenario, which involves an economic outcome that is more adverse than expected.  The estimates reflect capital ratios which include the “Dodd Frank Act Stress Testing Capital Actions”  described above.

Projected stressed capital ratios through Q2 2016
	Actual Q1 2014	Stressed capital ratios
		Ending	Minimum
Tier 1 common ratio (%)	11.0%	8.5%	8.5%
Common equity tier 1 capital ratio (%)	11.4%	8.9%	8.9%
Tier 1 risk-based capital ratio (%)	13.1%	10.4%	10.4%
Total risk-based capital ratio (%)	14.9%	12.4%	12.4%
Tier 1 leverage ratio (%)	13.5%	9.3%	9.3%

Actual Q1 2014 and projected Q2 2016 risk-weighted assets
	Actual Q1 2014	Projected Q2 2016
		Current general approach	Basel III standardized approach
Risk-weighted assets ($BN)	91.7	75.9	78.8

Projected losses, revenue, and net income before taxes through Q2 2016
	$BN	% of average assets
Pre-provision net revenue	7.5	7.3%
Other revenue	0.0	0.0%
less
Provisions	11.4	11.1%
Realized losses/gains on securities (AFS/HTM)	0.1	0.1%
Trading and counterparty losses	0.0	0.0%
Other losses/gains	0.0	0.0%
equals
Net income before taxes	-3.9	-3.8%

Projected loan losses, by type of loan, Q2 2014–Q2 2016
	$BN	Portfolio loss rates (%)
Loan losses	7.0	9.8%
First-lien mortgages	0.7	6.5%
Junior liens and HELOCs	0.5	10.9%
Commercial and industrial	0.4	2.9%
Commercial real estate	1.0	5.7%
Credit cards	0.1	86.0%
Other consumer	4.4	16.6%
Other loans	0.0	1.6%

Under the severely adverse scenario, the most significant drivers of the Company’s regulatory capital ratios are:

•	Credit losses and provisions associated with the macroeconomic environment within the retail mortgage, automotive and commercial real estate portfolios;

•
Negative impact on PPNR associated with the macroeconomic environment within net interest income driven by lower balances from credit deterioration and lower origination volumes in the commercial real estate and retail mortgage portfolios;

•	Negative impact on PPNR associated with the Company’s specific liquidity event within net interest income driven by higher costs across certain funding sources;

•	Negative impacts from PPNR and credit provisions are reduced by lower total risk-weighted assets driven by a contracting balance sheet; and

•	Negative impacts from deferred tax assets driven by deterioration in forecasted positive taxable income.

While the scenario as constructed is by definition severe; the Company is prepared for deeper declines in the macroeconomic factors presented.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2014	SANTANDER HOLDINGS USA, INC. By: /s/ Gerard A. Chamberlain Name: Gerard A. Chamberlain Title: Senior Vice President and Assistant Secretary